                                                               EXHIBIT (a)(1)(F)


                           OFFER TO PURCHASE FOR CASH

                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK

                                       OF

                              HARTFORD LIFE, INC.
                                       AT

                              $50.50 NET PER SHARE
                                       BY
                        HARTFORD FIRE INSURANCE COMPANY
                          A WHOLLY OWNED SUBSIDIARY OF
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON WEDNESDAY, JUNE 21, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    May 24, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated May 24, 2000 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the offer by Hartford Fire Insurance Company, a Connecticut corporation ("Purchaser") and a wholly owned subsidiary of The Hartford Financial Services Group, Inc. ("Parent"), to purchase all of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Hartford Life, Inc., a Delaware corporation (the "Company"), at a purchase price of $50.50 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the enclosed Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer Price is $50.50 per Share, net to you in cash without interest upon the terms and conditions set forth in the Offer to Purchase.

          2. The Offer is being made for all issued and outstanding Shares.

          3. The Board of Directors of the Company (the "Company Board"), based upon the unanimous recommendation of a special committee of independent directors of the Company Board, (a) unanimously determined that the terms of each of the Offer, the Merger (as defined in the Offer to Purchase) and the other transactions contemplated by the Merger Agreement (as defined in the Offer to Purchase) are fair to and in the best interests of the Company's stockholders (other than Parent, Purchaser and Merger Sub), (b) unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and (c) unanimously recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer and adopt, if applicable, the Merger Agreement.

          4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 21, 2000, UNLESS THE OFFER IS EXTENDED.

          5. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Dealer Managers, the Information Agent or the Depositary or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF

                              HARTFORD LIFE, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by Hartford Fire Insurance Company, a Connecticut corporation ("Purchaser") and a wholly owned subsidiary of The Hartford Financial Services Group, Inc., a Delaware corporation, to purchase all of the outstanding shares of Class A Common Stock, par value $.0l per share (the "Shares"), of Hartford Life, Inc., a Delaware corporation (the "Company"), at a purchase price of $50.50 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:            , 2000

--------------------------------------------------------------------------------
Number of Shares to be Tendered:

----------------------------------------------------------------- Shares*

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Account Number:
--------------------------------------------------------------------------------

Dated: ------------------------------------------------------------, 2000

                                   SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Signature(s)

--------------------------------------------------------------------------------
                          Please Type or Print Name(s)

--------------------------------------------------------------------------------
                        Please Type or Print Address(es)

--------------------------------------------------------------------------------
                       Area Code and Telephone Number(s)

--------------------------------------------------------------------------------
                Tax Identification or Social Security Number(s)

---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.